Exhibit 99.1
P R O X Y C A R D
PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

L&F Acquisition Corp.
150 North Riverside Plaza, Suite 5200
Chicago, IL 60606
EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF L&F ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON ____________, 2022.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated _________, 2022, in connection with the extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of L&F Acquisition Corp. (“L&F”) to be held at _________ a.m. Eastern Time on _________, 2022, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and via a virtual meeting, and hereby appoints Adam Gerchen and Tom Gazdziak, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of L&F registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 10.

(Continued and to be marked, dated and signed on reverse side)
Please mark vote as indicated in this example	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 5G, 6, 7, 8, 9 and 10.

Proposal No. 1—The Articles Amendment Proposal— RESOLVED, as a special resolution, that subject to the approval of Proposal No. 2 (the Business Combination Proposal);
(a)          Article 49.2(b) be deleted in its entirety and be replaced with the following new Article 49.2(b):
“provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (which interest shall be net of taxes paid or payable, if any), divided by the number of then issued Public Shares. Such obligation to repurchase Shares is subject to the completion of the proposed Business Combination to which it relates.”
(b)          Article 49.4 be deleted in its entirety and be replaced with the following new Article 49.4:
“At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorized to consummate such Business Combination.”
(c)          the following final sentence of Article 49.5 be deleted in its entirety :
“The Company shall not redeem Public Shares that would cause the Company’s net tangible assets to be less than US $5,000,001 following such redemptions (the “Redemption Limitation”).”
(d)          the final sentence of Article 49.8 be deleted in its entirety and be replaced with the following new final sentence of Article 49.8:
“The Company shall not provide such redemption in this Article if it would cause the Company’s net tangible assets to be less than US $5,000,001 following such redemption.”
FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 2—The Business Combination Proposal—RESOLVED, as an ordinary resolution, that L&F’s entry into the Business Combination Agreement, dated as of December 17, 2021 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among L&F, L&F Acquisition Holdings, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F (“L&F Holdings”), ZF Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“ZF Merger Sub”), IDX Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“IDX Merger Sub”), IDX Forward Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F Holdings (“IDX Forward Merger Sub”), ZeroFox, Inc., a Delaware corporation (“ZeroFox”), and ID Experts Holdings, Inc., a Delaware corporation (“IDX”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of L&F as an exempted company in the Cayman Islands and the transfer by way of continuation and domestication of L&F as a corporation in the State of Delaware (i) ZF Merger Sub will merge with and into ZeroFox (the “ZF Merger”), with ZeroFox being the surviving entity in the ZF Merger and continuing (immediately following the ZF Merger) as a direct, wholly-owned subsidiary of L&F Holdings, (ii) immediately following the ZF Merger, IDX Merger Sub will merge with and into IDX (the “IDX Merger”), with IDX being the surviving entity in the IDX Merger (referred to herein as “Transitional IDX Entity”) and continuing (immediately following the IDX Merger) as a direct, wholly-owned subsidiary of L&F Holdings, and (iii) immediately following the IDX Merger, Transitional IDX Entity will merge with and into IDX Forward Merger Sub (the “IDX Forward Merger”), with IDX Forward Merger Sub being the surviving entity in the IDX Forward Merger and continuing (immediately following the IDX Forward Merger) as a direct, wholly-owned subsidiary of L&F Holdings, and the transactions contemplated thereby (collectively, the “Business Combination”), be approved, ratified and confirmed in all respects.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Domestication Proposal—RESOLVED, as a special resolution, that L&F be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, L&F be continued and domesticated as a corporation under the laws of the State of Delaware and, conditional upon, and with effect from, the registration of L&F as a corporation in the State of Delaware, the name of L&F be changed from “L&F Acquisition Corp.” to “ZeroFox Holdings, Inc.”
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4—The Governing Documents Proposal—RESOLVED, as a special resolution, that the amended and restated memorandum and articles of association of L&F currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation and proposed new bylaws (copies of each of which are attached to the proxy statement/prospectus as Annex B and Annex C, respectively), including, without limitation, the authorization of the change in authorized share capital as indicated therein and the change of name to “ZeroFox Holdings, Inc.”
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 5—The Advisory Governing Documents Proposals—the full text of the resolutions to be voted upon are as follows:
Advisory Governing Documents Proposal 5A—RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the authorized share capital of L&F is increased from (i) 500,000,000 Class A Ordinary Shares, par value $0.0001 per share, 50,000,000 Class B Ordinary Shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share, to (ii) 1,000,000,000 shares of ZeroFox Holdings, Inc. common stock, par value $0.0001 per share, and 100,000,000 shares of ZeroFox Holdings, Inc. preferred stock, par value $0.0001 per share.
	FOR ☐	AGAINST ☐	ABSTAIN
Advisory Governing Documents Proposal 5B—RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the ZeroFox Holdings, Inc. board is authorized to issue any or all shares of ZeroFox Holdings, Inc. preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the ZeroFox Holdings, Inc. board and as may be permitted by the Delaware General Corporation Law.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Advisory Governing Documents Proposal 5C—RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the Court of Chancery of the State of Delaware will be the exclusive forum for certain shareholder litigation and the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless ZeroFox Holdings, Inc. consents in writing to the selection of an alternative forum.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Advisory Governing Documents Proposal 5D—RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that any action required or permitted to be taken by the shareholders of ZeroFox Holdings, Inc. must be effected at a duly called annual or special meeting of shareholders of ZeroFox Holdings, Inc. and may not be effected by any consent by such shareholders.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Advisory Governing Documents Proposal 5E—RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that, subject to the rights of holders of preferred stock of ZeroFox Holdings, Inc., any director or the entire ZeroFox Holdings, Inc. board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of a majority of the issued and outstanding capital stock of ZeroFox Holdings, Inc. entitled to vote in the election of directors, voting together as a single class.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Advisory Governing Documents Proposal 5F—RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the proposed new certificate of incorporation may be amended by shareholders in accordance with the voting standards set forth in Article XI, Section 1 of the proposed new certificate of incorporation and the proposed new bylaws may be amended by shareholders in accordance with the voting standards set forth in Article X of the proposed new bylaws.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Advisory Governing Documents Proposal 5G—RESOLVED, as an ordinary resolution, on an advisory non-binding basis, the removal of provisions in L&F’s existing amended and restated memorandum and articles of association related to its status as a blank check company that will no longer apply upon the consummation of the Business Combination be approved.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 6—The Listing Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of shares of ZeroFox Holdings, Inc. common stock in connection with the Business Combination, the Common Equity PIPE Financing and the Convertible Notes Financing (as such terms are defined in the proxy statement/prospectus) be approved.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7—The Incentive Equity Plan Proposal—RESOLVED, as an ordinary resolution, that L&F’s adoption of the ZeroFox Holdings, Inc. 2022 Incentive Equity Plan be approved, ratified and confirmed in all respects.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 8—The Employee Stock Purchase Plan Proposal—RESOLVED, as an ordinary resolution, that L&F’s adoption of the ZeroFox Holdings, Inc. 2022 Employee Stock Purchase Plan be approved, ratified and confirmed in all respects.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9—The Director Election Proposal—RESOLVED, as an ordinary resolution, that the persons named below be elected to serve on the ZeroFox Holdings, Inc. board of directors upon the consummation of the Business Combination to serve initial terms as provided in the proposed new certificate of incorporation.
FOR ☐	AGAINST ☐	ABSTAIN ☐
Name of Director	Class of Directorship
Peter Barris	I
Corey M. Mulloy	I
Sean Cunningham	I
Samskriti King	II
Thomas F. Kelly	II
James C. Foster	III
Todd Headley	III
Adam Gerchen	III

Proposal No. 10—The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the Shareholder Meeting to a later date or dates if necessary, to permit further solicitation and votes of proxies if, based upon the tabulated votes at the time of the Shareholder Meeting, there are insufficient L&F ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Shareholder Meeting or to approve the Articles Amendment Proposal, the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposal, the Advisory Governing Documents Proposals, the Listing Proposal, the Incentive Equity Plan Proposal, the Employee Stock Purchase Plan Proposal or the Director Election Proposal be approved, ratified and confirmed in all respects.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
Dated:	, 2022

(Signature)
(Signature if held Jointly)
Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5A, 5B, 5C, 5D, 5E, 5F, 5G, 6, 7, 8, 9 AND 10 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.